                            C-COR ELECTRONICS, INC.
                       COMPUTATION OF EARNINGS PER SHARE



                                                         Thirteen Weeks Ended                  Thirty-Nine Weeks Ended
                                                    March 29,           March 24,           March 29,           March 24,
                                                      1996                1995                1996                1995
                                                 ---------------     ---------------      --------------     ---------------
                                                                     (000's omitted, except per share data)
PRIMARY
Weighted Average Shares                                   9,577               9,370               9,543               9,297
Outstanding

Net effect of dilutive stock
 options-based on the
 treasury stock method using
 average market price                                       248                 500                 332                 565
                                                 ---------------     ---------------      --------------     ---------------
     Total                                                9,825               9,870               9,875               9,862
                                                 ===============     ===============      ==============     ===============

Net income                                               $1,362                $686              $4,689              $4,826
                                                 ===============     ===============      ==============     ===============

Net income per share                                      $0.14               $0.07               $0.47               $0.49
                                                 ===============     ===============      ==============     ===============

FULLY DILUTED
Weighted Average Shares Outstanding                       9,577               9,370               9,543               9,297

Net effect of dilutive stock
 options-based on the treasury
 stock method using the greater
 of the average market price or
 period end market price                                    248                 500                 332                 565
                                                 ---------------     ---------------      --------------     ---------------
     Total                                                9,825               9,870               9,875               9,862
                                                 ===============     ===============      ==============     ===============

Net income                                               $1,362                $686              $4,689              $4,826
                                                 ===============     ===============      ==============     ===============

Net income per share                                      $0.14               $0.07               $0.47               $0.49
                                                 ===============     ===============      ==============     ===============
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